EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

May 16, 2013

Between

American Exploration Corporation

And

Orange Investments, Ltd.

ARTICLE I SALE AND PURCHASE OF SHARES		4

1.1.	Sale and Purchase of Shares	4

ARTICLE II CLOSING, DELIVERY AND PAYMENT		5

2.1.	Closing	5
2.2.	Deliveries by the Company	5
2.3.	Deliveries by Buyer	5
2.4.	Closing Process	5
2.5.	Escrow Accounts

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		6

3.1.	Organization, Good Standing and Qualification	6
3.2.	Subsidiaries	6
3.3.	Capitalization; Voting Rights	6
3.4.	Authorization; Binding Obligations	6
3.5.	Liabilities	6
3.6.	Agreements; Action	6
3.7.	Obligations to Related Parties	7
3.8.	Changes	7
3.9.	Title to Properties and Assets; Liens, Etc	7
3.10.	Intellectual Property
3.11.	Compliance with Other Instruments
3.12.	Litigation
3.13.	Tax Returns and Payments
3.14.	Employees
3.15.	Registration Rights and Voting Rights
3.16.	Compliance with Laws; Permits
3.17.	Environmental and Safety Laws
3.18.	Full Disclosure
3.19.	Insurance
3.20.	SEC Reports
3.21.	No Market Manipulation
3.22.	Listing
3.23.	Purchasers Risk
3.24.	Resale

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER		7

4.1.	Requisite Power and Authority	7
4.2.	Investment Representations	7
4.3.	Purchaser Bears Economic Risk	8
4.4.	Purchaser Can Protect Its Interest	8
4.5.	Accredited Investor	8
4.6.	Legends	8

ARTICLE V CONDITIONS TO THE COMPANY’S AND PURCHASER’S OBLIGATIONS		9

5.1.	Conditions to Obligations of the Company	9
5.2.	Conditions to Obligations of the Purchaser

ARTICLE VI MISCELLANEOUS		9

6.1.	Governing Law	9
6.2.	Survival	9
6.3.	Assignment	10
6.4.	Entire Agreement	10
6.5.	Severability	10
6.6.	Amendment and Waiver	10
6.7.	Delays or Omissions	10
6.8.	Notices	10
6.9.	Costs and Expenses	11
6.10.	Titles and Subtitles	11
6.11.	Counterparts/Fax Signatures	11
6.12.	Broker’s Fees	12
6.13.	Construction	12
6.14.	Further Assurances	12
6.15.	Director Appointment	12

Exhibit A

Accredited Investor Definition

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of May 16, 2013, by and among American Exploration Corporation, a Nevada Company (the “Company”), and Orange Investments, Ltd., a Bahamian Limited Liability Corporation, (the “Purchaser”).

RECITALS

WHEREAS, the Company has authorized the sale of up to 60,000,000 shares of the restricted common stock of American Exploration Corporation, par value $0.001 per share (the “Purchased Securities”);

WHEREAS, Purchaser desires to purchase the Common Stock on the terms and conditions set forth herein; and

WHEREAS, the Company desires to sell Common Stock to Purchaser on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

SALE AND PURCHASE OF SHARES

1.1. Sale and Purchase of Shares. Pursuant to the terms and conditions set forth in this Agreement, on the Closing Date (as defined in Section 2.1), the Company agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Company the Purchased Securities under the following terms and conditions:

Purchaser shall purchase the Purchased Securities in blocks of 10,000 shares at a price of the 5 day weighted average trading price per share X 50%, as quoted by www.OTCMarkets.com (the “Purchase Price”). Should the price of the Purchased Securities in six (6) months be less than the Purchase Price, based on the 5 day weighted average trading price per share X 50%, as quoted by www.OTCMarkets.com, the Company shall make up the difference in the prices with shares at the then current 5 day weighted average trading price per share X 50%.

ARTICLE II

CLOSING, DELIVERY AND PAYMENT.

2.1. Closing. Subject to the conditions stated in Article 5 of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held at the offices of Elco Securities, Ltd., (the “Intermediary”), located at Loyalist Plaza, Don Mackay Boulevard Marsh Harbor Abaco Bahamas (Closing Offices), on such date as the parties may agree in Section 2.2 and 2.3 (b) below, provided however, that such Closing shall not occur later than the tenth (10th) business day after the condition set forth in Section 5.2(a) has been satisfied and initial drawdown letters sent to Purchaser by the Company have been received by Purchaser. The date upon which the Closing occurs is hereinafter referred to as the “Closing Date.” The Closing shall be deemed completed as of 00:01 GMT time on the morning of the Closing Date.

2.2. Deliveries by the Company. Prior to Closing, the Company shall deliver to Escrow:

(a) certificates representing the Purchased Securities made out in the record name of the Purchaser; and

(b) the Company’s Officer’s Certificate.

2.3. Deliveries by Buyer. Prior to Closing, Buyer shall deliver to Escrow:

(a) the Purchase Price in the form of certified funds or by wire transfer;

(b) a certificate executed by an authorized officer of the Purchaser, on behalf of the Purchaser, to the effect that the conditions set forth in Section 1.1(a-m) have been satisfied;

2.4. Closing Process. Once the cash is placed in the escrow account, the certificates from the Company will be provided to the Purchaser. Once the certificates are provided to the Purchase, the capital will be transferred directly to the Company’s bank account via wire transfer. Upon delivery by the Intermediary of the wire to the account of the Company as specified in Exhibit B, the Intermediary will consider this transaction closed and will notify the Parties that the transaction has closed.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to the Purchaser as of the date of this Agreement as set forth below.

3.1. Authorization; Binding Obligations. All action on the part of the Company necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder at the Closing and the authorization, sale, issuance and delivery of the Purchased Securities pursuant hereto has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Purchased Securities are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3.2. Agreements; Action.

(a) Except as set forth herein, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party, or to its knowledge, by which it is bound, which impound the assets of the Company in such a manner that the payment for the Purchased Securities must be directed elsewhere.

3.3. Title to Shares; Liens, Etc. The Company has good and marketable title to the Purchased Securities, subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the sale of transfer of the Purchased Securities by the Company.

3.4. Compliance with Other Instruments. The Company is not in material violation or default of any term of its Charter or Bylaws (if any), or of any provision of any material mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ, which would restrict the sale or transfer of the Purchased Securities by the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance and sale of the Purchased Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any material violation, or be in conflict with or constitute a default under any term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

3.5. Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

3.6. Tax Returns and Payments. The Company understands and represents that it is responsible for paying any and all taxes payable due to the sale or transfer of the Purchased Securities. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

3.7. No Market Manipulation. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Purchased Securities being offered hereby or affect the price at which any of the Purchased Securities being offered hereby may be issued. Purchaser has no advertising which may adversely effect the contemplated transaction herein and has not made any public dissemination of this or a similar offer.

3.8. Purchasers Risk. Company understands that the Purchaser is relying on these representations and warranties in making its investment decisions and will suffer damage if these representations and warranties are false. In addition, the Purchaser will be making substantial capital investment in this process and if the conditions of section 1 are met by the market and the Company has not executed its obligations under section 2, that Purchaser will suffer financial loss. The Company is therefore making the representation that it will carry through with this contract to its fullest extent permitting the Purchaser to enact to its fullest extent their investment.

3.9. Resale. The Company understands that the Purchaser has made no representation that it will not sell the Purchased Securities in accordance with Rule 144. The Company further represents that the purchase by the Purchaser of the Purchased Securities does not include additional restrictions as to the resale or transfer of said securities outside of applicable securities laws and regulations.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

The Purchaser hereby represents and warrants to the Company with respect to itself or himself as follows:

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants, severally and not jointly, to the Company that:

4.1           Organization, Good Standing and Qualification.  The Purchaser has been duly formed and/or incorporated and is validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its organization or incorporation, as the case may be, and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted.

4.2           Accreditation.  The Purchaser is an "Accredited Purchaser" as defined in Rule 501(a) of the United States Securities Act of 1933 and has sought investment advice on this transaction from a registered securities advisor or legal advisor who has opined that the investment is suitable for the Purchaser, and is acquiring the Purchased Shares for its own account.

4.3           Investigation; Consideration of Risks.  The Purchaser acknowledges that it has had an opportunity to examine the business, affairs and current prospects of the Company  and has had access to information about the Company that it has requested as represented by the Company in their uploads to the Due Diligence Portal provided by the Advisor. The Purchaser further acknowledges that it is able to fend for itself in the transactions contemplated by this Agreement and has the ability to bear the economic risks of its investment pursuant hereto.  The Purchaser has such knowledge or experience in financial and business matters that it is capable, either alone or together with its financial and/or legal advisor(s), if any, of evaluating the merits and risks of investing in the Company.  The Purchaser realizes that this investment involves a high degree of risk, including the risk of loss of all investment in the Company. The Purchaser is able to bear the economic risk of the investment, including the total loss of such investment. The Purchaser is experienced and knowledgeable in financial and business matters to the extent that the Purchaser is capable of evaluating the merits and risks of the prospective investment in the Shares.

4.4           Registration; Restricted Securities. The Purchaser represents that it is acquiring such securities for investment purposes. The Purchaser understands that the Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that the Purchased Shares should be held for a period of six months or until such time as those shares are registered for sale under the Securities Act or an exemption from such registration is available. The Purchaser further understands that among the conditions for use of Rule 144 may be the availability of current public information about the Company and that such information is not now available.

Nothing herein will prohibit the Purchaser from holding its securities for any period of time as it reasonably sees fit. The Purchaser hereby represents that it will be making investment decisions separate from any other investor and nothing in this Agreement or the AMA has the effect of comingling the Purchaser shareholdings or decision making processes. The location or proximity of signatures on this document are not a representation of the pooling of interests and have been obtained individually from any signing Purchaser.

4.5           Restrictive Legends.  It is understood that the certificates representing the Purchased Shares shall be stamped or otherwise imprinted with a legend substantially in the following form or other form as required by law:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.  THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL SUCH SECURITIES ARE REGISTERED UNDER SUCH ACT OR AN OPINION OF COUNSEL IS OBTAINED TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

4.6           Authority.  The Purchaser has the full right, power and authority to execute and deliver this Agreement and the Transaction Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  The execution and delivery by the Purchaser of this Agreement and the Transaction Documents, the performance by the Purchaser of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary limited liability Company action in respect thereof on the part of the Purchaser.  No other proceedings on the part of the Purchaser are necessary to authorize the execution and delivery of this Agreement or the Transaction Documents and the performance by the Purchaser of their obligations hereunder or thereunder.  This Agreement is, and the Transaction Documents have been, or, when executed will be, duly executed and delivered by the Purchaser.  This Agreement constitutes, and each of the Transaction Documents when executed will constitute, valid and binding obligations of each of the Purchaser, enforceable against each Purchaser in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditor's rights generally and to general equitable principles.

4.7           No Public Market.  The Purchaser understands that limited public market now exists for the Purchased Shares, and that the Company has made no assurances that a public market will continue to exist for the Purchased Shares.

ARTICLE V

CONDITIONS TO THE COMPANY’S OBLIGATIONS.

5.1. Conditions to Obligations of the Company. The obligations of the Company and Purchaser to carry out the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions:

(a) The Company shall have furnished the Purchaser with a certified copy of all necessary corporate action on its behalf approving its execution, delivery and performance of this Agreement. This can be evidenced through a corporate resolution.

(b) All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and the Company shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by the Company at or prior to the Closing.

(c) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of the Company) shall be pending or threatened before any Governmental Authority seeking to restrain the Company from, or prohibit the Closing or seeking damages against the Company as a result of the consummation of this Agreement.

ARTICLE VI

MISCELLANEOUS.

6.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the courts of the State of Nevada. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

6.2. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

6.3. Assignment. This Agreement may be assigned by the Purchaser at any time it sees fit so long as that assignment does not disturb the process.

6.4. Entire Agreement. This Agreement, the exhibits hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

6.5. Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6. Amendment and Waiver.

(a) This Agreement may be amended or modified only upon the written consent of the Company and the Purchaser.

(b) The obligations of the Company and the rights of the holders of the Purchased Securities under the Agreement may be waived only with the written consent of such holders of Purchased Securities.

6.7. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Purchaser’s part of any breach, default or noncompliance under this Agreement, or any waiver on such party’s part of any provisions or conditions of the Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies under this Agreement by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.8. Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party hereto to another (herein collectively called “Notice”) shall be in writing and delivered via fax with a hard copy mailed by registered or certified mail, as follows:

IF TO PURCHASER:

Elizabeth Collie, Director

Orange Investments, Ltd.

Loyalist Plaza, Don Mackay Boulevard Marsh Harbor Abaco Bahamas

Telecopy No. 1-877-870-1220

IF TO THE COMPANY:

American Exploration Corporation

Suite 2600, 520 5th Avenue South West

CALGARY, AB T2P 3R7

Each of the above addresses for notice purposes may be changed by providing appropriate notice hereunder. Notice given by personal delivery or registered mail shall be effective upon actual receipt. Notice given by telecopier shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next normal business day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed by the sender thereof promptly after transmission in writing by registered mail or personal delivery. Anything to the contrary contained herein notwithstanding, notices to any party hereto shall not be deemed effective with respect to such party until such Notice would, but for this sentence, be effective both as to such party and as to all other persons to whom copies are provided above to be given.

6.9. Costs and Expenses. Each of the parties to this Agreement shall bear his or its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby.

6.10. Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.11. Counterparts/Fax Signatures. This Agreement and any other document or instrument relating hereto may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement and any other document or instrument relating hereto may be executed by a party’s signature transmitted by facsimile (“fax”), and copies of this Agreement and any such document or instrument executed and delivered by means of faxed signatures shall have the same force and effect as copies hereof executed and delivered with original signatures. All parties hereto may rely upon faxed signatures as if such signatures were originals. Any party executing and delivering this Agreement and any such document or instrument by fax shall promptly thereafter deliver a counterpart signature page of this Agreement and the fully executed original or counterpart original of any such document or instrument containing said party’s original signature. All parties hereto agree that a faxed signature may be introduced into evidence in any proceeding arising out of or related to this Agreement or any such document or instrument as if it were an original signature.

6.12. Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchaser. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.12 being untrue.

6.13. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

6.14. Further Assurances. Following the Closing, the Company and the Purchaser shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carryout the transaction contemplated by this Agreement.

6.15. Director Appointment. No Board seats are being offered by the Company in connection with this offering.

IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

American Exploration Corporation
Name: Steve Harding
Title: CEO

Date: 05.__.13	Signature:

	By:	Steve Harding
	Title:	CEO

IN WITNESS WHEREOF, the parties hereto have executed this STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASER:

Orange Investments, Ltd.
Name: Elizabeth Collie
Title: Director

Date: 05.10.13	Signature:

	By:	Elizabeth Collie
	Title:	Director